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                                                                EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. ) of Vista Information Solutions, Inc. of our report dated July 28, 1999 relating to the financial statements of Data Management Services Business of Moore Corporation Limited, which appears in the Current Report on Form 8-K/A of Vista Information Solutions, Inc. dated February 14, 2000.

                                                  /s/

                                                 PricewaterhouseCoopers LLP



Minneapolis, Minnesota
April 13, 2000